Exhibit 10.2

FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (the “First Amendment”) is made as of this 27th day of April, 2004, by and among ONE GLENLAKE, L.L.C., a Georgia limited liability company (“Seller”), WELLS OPERATING PARTNERSHIP II, L.P., a Delaware limited partnership (“Buyer”), and EASTDIL REALTY COMPANY, LLC., a New York limited liability company (“Broker”).

WHEREAS, Seller, Buyer and Broker did enter into that certain Purchase and Sale Agreement (the “Original Agreement”), dated as of April 12, 2004, with respect to the Property and Project.

WHEREAS, Seller, Buyer and Broker desire to modify and amend the Original Agreement, in the manner and for the purposes herein set forth.

NOW, THEREFORE, for and in consideration of the covenants contained herein, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by Seller, Buyer and Broker, Seller, Buyer and Broker hereby agree as follows:

1. Extensions of Closing Date. In addition to the extension to the Closing Date set forth in the Original Agreement, Buyer shall have the right to one (1) additional extension of the Closing Date, upon and subject to the following terms and conditions:

Buyer shall have the right to extend the Closing Date by an additional thirty (30) days, from June 1, 2004 until June 30, 2004, by giving Seller written notice of such extension and by the payment to Seller of $3,000,000.00 by wire delivery of funds through the Federal Reserve System to an account designated in writing by Seller such that Seller actually receives such written notice and such sum on or before May 25, 2004. Such amount shall be considered an additional Closing Date Extension Fee and shall be subject to the terms and provisions of the Original Agreement applicable to the Closing Date Extension Fee.

2. Buyer’s Conditions to Closing. In addition to Buyer’s conditions to purchase the Property as set forth in Article 24 of the Original Agreement, the following condition is hereby added thereto:

(f)	Buyer is delivered a release and satisfaction of that certain Deed to Secure Debt from Seller in favor of Siebel Systems, Inc. recorded at Deed Book 31261, Page 498, Fulton County, Georgia records, and an acknowledgment from Seller that, at Closing, Buyer is not assuming any obligations, and Buyer will thereafter have no obligations, under that certain Agreement Regarding Northwinds Lease referenced in such Deed to Secure Debt.

3. Physical Improvements; Buyer’s Inspection of Improvements.

(a) Buyer has tested and shall continue to test the SWUD units in the Improvements pursuant to and in accordance with paragraph 5 of the Original Agreement and other terms and provisions thereof. In connection with this testing, Buyer has identified certain repair work that needs to be done on the SWUD units in the Improvements. Subject to subparagraph (c), below, Seller hereby covenants and agrees to reimburse Buyer for the cost of the additional testing necessary to determine any repair work needed or required on the SWUD units, and any necessary or required repair work on the SWUD units themselves, as determined by the testing by, and in the professional judgment of, the party conducting such testing, which repair work shall be satisfactory to Seller, in Seller’s reasonable judgment; such reimbursement to Buyer for the cost of the testing and for the repair work necessary or required to be accomplished shall be effected through a credit against the Purchase Price otherwise due to Seller at Closing.

(b) Seller and Buyer recognize that certain repair work needs to be completed to the heating system in the leased space in the Improvements known as the “Café at Glenlake”. On or before the Closing, Buyer shall provide Seller with an estimate of the cost of such repair work, which estimate shall be satisfactory to Seller, in Seller’s reasonable judgment. Subject to subparagraph (c), below, Buyer shall receive a credit against the Purchase Price otherwise payable by Buyer at Closing for the cost of such repair work, as indicated in the estimate described above.

(c) Any additional expenditures to be reimbursed, credited, or paid by Seller in connection with (i) the SWUD units in the Improvements (including, without limitation, additional testing thereof and any necessary or required repair work thereto), or (ii) testing or repair work in connection with the “Café at Glenlake” space and its heating system shall be subject to Seller’s prior written consent, which consent shall not be unreasonably withheld, delayed, or conditioned. In no event shall any reimbursements, credits, or other payments by Seller in connection with the items described in subparagraphs (a) and (b), above, exceed the amount of $100,000 in the aggregate.

4. Closing Documents and Deliveries; Additional Conditions to Closing.

(a) Each of Seller’s and Buyer’s obligation to consummate the purchase and sale of the Property on the Closing Date shall be subject to the parties agreeing, in writing, upon the form of the following documents and agreements on or before May 10, 2004; Seller and Buyer shall use reasonable good faith efforts so to agree, in writing, on or before said date:

(i)	the Bond Transfer Agreement referenced in paragraph 9(a)(ix) of the Original Purchase Agreement;

(ii)	the Undeveloped Property Agreement referenced in paragraph 9(a)(x) of the Original Purchase Agreement; and

(iii)	the Property Management and Leasing Agreement referenced in paragraphs 9(a)(xiii) and 20(c) of the Original Purchase Agreement.

(b) Buyer’s obligation to consummate the purchase and sale of the Property on the Closing Date shall be subject to the delivery to Buyer, on or before May 10, 2004 (which date may be extended by Seller to a date not later than the Closing Date by giving written notice of such extension to Buyer on or before 5:00 p.m. on May 10, 2004), of a consent and joinder to Deed to Secure Debt, in the same form as attached hereto as Exhibit “A”, by this reference incorporated herein, or such other form reasonably acceptable to Buyer and Buyer’s lender, duly executed and delivered by the Fulton County Development Authority, and to be attached to the Deed to Secure Debt to be recorded in favor of Buyer’s lender with the purchase of the Project and Property by Buyer.

(c) If any of the foregoing conditions have not been satisfied or performed or waived in writing by Seller or Buyer, as the case may be, on or as of the date specified therefor in the foregoing subparagraphs (a) and (b) (as such date specified in subparagraph (b) may be extended pursuant to the terms thereof), Seller or Buyer, as the case may be, shall have the right, as its sole and exclusive right and remedy therefor, to terminate the Original Agreement, as amended hereby, by giving written notice to the other parties so that such other parties actually receive such written notice within one business day after such specified date, in which event all rights and obligations of Seller and Buyer under this Agreement shall expire, and this Agreement shall become null and void, and the Earnest Money shall be refunded to Buyer immediately upon request. Notwithstanding the foregoing, in the event that any of such conditions are not timely satisfied or performed or waived as aforesaid, the parties shall use reasonable good faith efforts to resolve the same or to extend the time for such satisfaction, performance, or waiver so that the Original Agreement, as amended hereby, will remain in force and effect.

5. No Other Modification. Except as expressly modified herein, the Original Agreement shall remain unmodified and is in full force and effect.

6. Transfers, Successors and Assigns. This First Amendment shall inure to the benefit of and be binding upon Buyer, Seller and their respective transfers, successors and assigns.

7. Capitalized Terms. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Original Agreement.

8. Time is of the Essence. Time is of the essence hereof.

9. Counterparts. This First Amendment may be executed in several counterparts, each of which shall be deemed an original, and all of such counterparts together shall constitute one and the same instrument.

10. Merger Clause. This First Amendment supersedes all prior discussions and agreements by and between Seller, Buyer, and Broker with respect to the matters contained herein, and this First Amendment contains the sole and entire understanding between the parties with respect thereto.

IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute, seal and deliver this First Amendment, all as of the day and year first written above.

SELLER:		BUYER:

ONE GLENLAKE, L.L.C., a Georgia limited liability company		WELLS OPERATING PARTNERSHIP II, L.P., a Delaware limited partnership

By:	P & L Glenlake, L.L.C., a Georgia limited liability company

By: Name:	Adams D. Little III, its Manager	By:	(SEAL)

Name:

Title:

Date of signature:

[COMPANY SEAL]
Date of signature:	BROKER:

EASTDIL REALTY COMPANY, LLC, a New York limited liability company

By:
Name:
Title:
Date of signature: